UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Net Element, Inc. is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2014 (the “Original Filing”) in order to replace a copy of the press release furnished as Exhibit 99.1 to the Original Filing with a copy of the press release furnished as Exhibit 99.1 to this Amendment. Such replacement is needed due to technical issue causing the year titles to be transposed in the quarter to dates columns in the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) table on page 7 of the press release.

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2014, Net Element, Inc. issued a press release announcing its financial results for its third quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 13, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 13, 2014.

4